                                                                 Exhibit 99.1(c)

                   Audited Financial Statements of the Insurer

LOGO

                        Report of Independent Auditors'

The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

     We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

     As described in notes 6 and 2, respectively, in 1993, the Company changed its methods of accounting for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

                               /s/ KMPG Peat Marwick LLP

January 19, 1996

LOGO

                      FINANCIAL GUARANTY INSURANCE COMPANY

                                 BALANCE SHEETS
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1995             1994
                                                                     ------------     ------------
                              ASSETS
Fixed maturity securities available-for-sale (amortized cost of
  $2,043,453 in 1995 and $1,954,177 in 1994).......................   $2,141,584       $1,889,910
Short-term investments, at cost, which approximates market.........       91,032           75,674
Cash...............................................................          199            1,766
Accrued investment income..........................................       37,347           40,637
Reinsurance recoverable............................................        7,672           14,472
Prepaid reinsurance premiums.......................................      162,087          164,668
Deferred policy acquisition costs..................................       94,868           90,928
Property and equipment, net of accumulated depreciation ($12,861 in
  1995 and $10,512 in 1994)........................................        6,314            7,912
Receivable for securities sold.....................................       26,572               --
Prepaid expenses and other assets..................................       12,627           12,243
                                                                      ----------       ----------
          Total assets.............................................   $2,580,302       $2,298,210
                                                                      ==========       ==========
               LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Unearned premiums................................................   $  727,535       $  757,425
  Loss and loss adjustment expenses................................       77,808           98,746
  Ceded reinsurance balances payable...............................        1,942            2,258
  Accounts payable and accrued expenses............................       32,811           28,489
  Payable to Parent................................................        1,647           18,600
  Current federal income taxes payable.............................       51,296           82,123
  Deferred federal income taxes....................................       99,171           22,640
  Payable for securities purchased.................................       40,211            8,206
                                                                      ----------       ----------
          Total liabilities........................................    1,032,421        1,018,487
                                                                      ==========       ==========
Stockholder's Equity:
  Common stock, par value $1,500 per share;
  10,000 shares authorized, issued and outstanding.................       15,000           15,000
  Additional paid-in capital.......................................      334,011          334,011
  Net unrealized gains (losses) on fixed maturity securities
     available-for-sale, net of tax................................       63,785          (41,773)
  Foreign currency translation adjustment..........................       (1,499)          (1,221)
  Retained earnings................................................    1,136,584          973,706
                                                                      ----------       ----------
          Total stockholder's equity...............................    1,547,881        1,279,723
                                                                      ----------       ----------
          Total liabilities and stockholder's equity...............   $2,580,302       $2,298,210
                                                                      ==========       ==========

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                              STATEMENTS OF INCOME
                                ($ IN THOUSANDS)

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
REVENUES:
  Gross premiums written...................................  $ 97,288     $161,940     $291,052
  Ceded premiums...........................................   (19,319)     (46,477)     (49,914)
                                                             --------     --------     --------
     Net premiums written..................................    77,969      115,463      241,138
  Decrease (increase) in net unearned premiums.............    27,309       53,364      (74,902)
                                                             --------     --------     --------
     Net premiums earned...................................   105,278      168,827      166,236
  Net investment income....................................   120,398      109,828       99,920
  Net realized gains.......................................    30,762        5,898       35,439
                                                             --------     --------     --------
          Total revenues...................................   256,438      284,553      301,595
                                                             --------     --------     --------
EXPENSES:
  Loss and loss adjustment expenses........................    (8,426)       3,646       42,894
  Policy acquisition costs.................................    13,072       15,060       19,592
  (Increase) decrease in deferred policy acquisition
     costs.................................................    (3,940)       3,709        2,658
  Other underwriting expenses..............................    19,100       21,182       21,878
                                                             --------     --------     --------
          Total expenses...................................    19,806       43,597       87,022
                                                             --------     --------     --------
  Income before provision for Federal income taxes.........   236,632      240,956      214,573
                                                             --------     --------     --------
  Federal income tax expense (benefit):
     Current...............................................    28,913       43,484       59,505
     Deferred..............................................    19,841        7,741       (7,284)
                                                             --------     --------     --------
     Total Federal income tax expense......................    48,754       51,225       52,221
                                                             --------     --------     --------
     Net income before cumulative effect of change in
       accounting principle................................   187,878      189,731      162,352
                                                             --------     --------     --------
     Net cumulative effect of change in accounting
       principle...........................................        --           --        3,008
                                                             --------     --------     --------
          Net income.......................................  $187,878     $189,731     $165,360
                                                             ========     ========     ========

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                                ($ IN THOUSANDS)

                                                               NET UNREALIZED
                                                              GAINS (LOSSES) ON
                                             ADDITIONAL   FIXED MATURITY SECURITIES    FOREIGN
                                   COMMON     PAID-IN        AVAILABLE-FOR-SALE,       CURRENCY     RETAINED
                                    STOCK     CAPITAL            NET OF TAX           ADJUSTMENT    EARNINGS
                                   -------   ----------   -------------------------   ----------   ----------
Balance, January 1, 1993.........  $ 2,500    $ 324,639           $   7,267            $ (1,597)   $  618,615
Net income.......................       --           --                  --                  --       165,360
Capital contribution.............       --       21,872                  --                  --            --
Adjustment to common stock par
  value..........................   12,500      (12,500)                 --                  --            --
Unrealized gains on fixed
  maturity securities previously
  held at market, net of tax of
  ($713).........................       --           --              (1,325)                 --            --
Implementation of change in
  accounting for adoption of SFAS
  115, net of tax of $45,643.....       --           --              84,766                  --            --
Foreign currency translation
  adjustment.....................       --           --                  --                (668)           --
                                   -------     --------            --------             -------    ----------
Balance, December 31, 1993.......   15,000      334,011              90,708              (2,265)      783,975
Net income.......................       --           --                  --                  --       189,731
Unrealized losses on fixed
  maturity securities
  available-for-sale, net of tax
  of ($71,336)...................       --           --            (132,481)                 --            --
Foreign currency translation
  adjustment.....................       --           --                  --               1,044            --
                                   -------     --------            --------             -------    ----------
Balance, December 31, 1994.......   15,000      334,011             (41,773)             (1,221)      973,706
Net income.......................       --           --                  --                  --       187,878
Dividend paid....................       --           --                  --                  --       (25,000)
Unrealized gains on fixed
  maturity securities available
  for sale, net of tax of
  $56,839........................       --           --             105,558                  --            --
Foreign currency translation
  adjustment.....................       --           --                  --                (278)           --
                                   -------     --------            --------             -------    ----------
Balance, December 31, 1995.......  $15,000    $ 334,011           $  63,785            $ (1,499)   $1,136,584
                                   =======     ========            ========             =======    ==========

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                            STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                           1995          1994           1993
                                                         ---------     ---------     -----------
OPERATING ACTIVITIES:
     Net income........................................  $ 187,878     $ 189,731     $   165,360
Adjustments to reconcile net income to net cash
  provided
  by operating activities:
     Cumulative effect of change in accounting
       principle,
       net of tax......................................         --            --          (3,008)
     Change in unearned premiums.......................    (29,890)      (45,927)         90,429
     Change in loss and loss adjustment expense
       reserves........................................    (20,938)        2,648          51,264
     Depreciation of property and equipment............      2,348         2,689           2,012
     Change in reinsurance receivable..................      6,800          (304)         (9,040)
     Change in prepaid reinsurance premiums............      2,581        (7,437)        (15,527)
     Change in foreign currency translation
       adjustment......................................       (427)        1,607          (1,029)
     Policy acquisition costs deferred.................    (16,219)      (18,306)        (19,592)
     Amortization of deferred policy acquisition
       costs...........................................     12,279        22,015          22,250
     Change in accrued investment income, and prepaid
       expenses and other assets.......................      2,906        (5,150)         (9,048)
     Change in other liabilities.......................    (12,946)        2,577           7,035
     Change in deferred income taxes...................     19,841         7,741          (7,284)
     Amortization of fixed maturity securities.........      1,922         5,112           8,976
     Change in current income taxes payable............    (30,827)       33,391          30,089
     Net realized gains on investments.................    (30,762)       (5,898)        (35,439)
                                                          --------      --------     -----------
     Net cash provided by operating activities.........     94,546       184,489         277,448
                                                          --------      --------     -----------
INVESTING ACTIVITIES:
Sales and maturities of fixed maturity securities......    836,103       550,534         789,036
     Purchases of fixed maturity securities............   (891,108)     (721,908)     (1,090,550)
     Purchases, sales and maturities of short-term
       investments, net................................    (15,358)      (11,486)          4,164
     Purchases of property and equipment, net..........       (750)       (1,290)           (985)
                                                          --------      --------     -----------
     Net cash used in investing activities.............    (71,113)     (184,150)       (298,335)
                                                          --------      --------     -----------
FINANCING ACTIVITIES:
Dividends paid.........................................    (25,000)           --              --
     Capital contribution..............................         --            --          21,872
                                                          --------      --------     -----------
     Net cash provided by financing activities.........    (25,000)           --          21,872
                                                          --------      --------     -----------
     (Decrease) Increase in cash.......................     (1,567)          339             985
     Cash at beginning of year.........................      1,766         1,427             442
                                                          --------      --------     -----------
     Cash at end of year...............................  $     199     $   1,766     $     1,427
                                                          ========      ========     ===========

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

(1) BUSINESS

     Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1995 presentation. Significant accounting policies are as follows:

  Investments

     As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

  Premium Revenue Recognition

     Premiums are earned over the period at risk in proportion to the amount of coverage provided which, for financial guaranty insurance policies, generally declines according to predetermined schedules.

     When unscheduled refundings of municipal bonds occur, the related unearned premiums, net of premium credits allowed against the premiums charged for insurance of refunding issues and applicable acquisition

                      FINANCIAL GUARANTY INSURANCE COMPANY
costs, are earned immediately. Unearned premiums represent the portion of premiums written related to coverage yet to be provided on policies in force.

  Policy Acquisition Costs

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

  Loss and Loss Adjustment Expenses

     Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $77.8 million and $98.7 million at December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, such reserves included $28.8 million and $71.0 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of 5.5% in 1995 and 7.8% in 1994. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

  Property and Equipment

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

                      FINANCIAL GUARANTY INSURANCE COMPANY

  Foreign Currency Translation

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1995 and 1994 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1995 and 1994 was $1.5 million and $1.2 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3) STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

          (a) premiums are earned in proportion to the reduction of the related risk rather than in proportion to the coverage provided;

          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

          (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

          (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

                      FINANCIAL GUARANTY INSURANCE COMPANY

     The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                           YEARS ENDED DECEMBER 31,
                                  ---------------------------------------------------------------------------
                                           1995                      1994                      1993
                                  -----------------------   -----------------------   -----------------------
                                    NET     STOCKHOLDER'S     NET     STOCKHOLDER'S     NET     STOCKHOLDER'S
                                   INCOME      EQUITY        INCOME      EQUITY        INCOME      EQUITY
                                  --------  -------------   --------  -------------   --------  -------------
GAAP basis amount................ $187,878   $ 1,547,881    $189,731   $ 1,279,723    $165,360     1,221,429
Premium revenue recognition......  (22,555)     (166,927)     (4,970)     (144,372)    (16,054)     (139,401)
Deferral of acquisition costs....   (3,940)      (94,868)      3,709       (90,928)      2,658       (94,637)
Contingency reserve..............       --      (386,564)         --      (328,073)         --      (252,542)
Non-admitted assets..............       --        (5,731)         --        (7,566)         --        (8,951)
Case basis loss reserves.........    4,048           (52)     (3,340)       (4,100)      1,626          (759)
Portfolio loss reserves..........  (22,100)       24,000     (11,050)       46,100      43,650        57,150
Deferral of income taxes
  (benefits).....................   19,842        64,825       7,741        45,134      (7,284)       35,209
Unrealized gains (losses) on
  fixed maturity securities held
  at fair value, net of tax......       --       (63,785)         --        41,773          --       (90,708)
Recognition of profit
  commission.....................    3,096        (5,744)     (2,410)       (8,840)     (4,811)       (4,811)
Provision for unauthorized
  reinsurance....................       --            --          --          (266)         --            --
Contingency reserve tax deduction
  (see Note 2)...................       --        78,196          --        55,496          --        45,402
Allocation of tax benefits due to
  Parent's net operating loss to
  the Company (see Note 5).......      637        10,290         (63)        9,653          --         9,716
                                  --------    ----------    --------    ----------    --------    ----------
Statutory-basis amount........... $166,906   $ 1,001,521    $179,348   $   893,734    $185,145   $   777,097
                                  ========    ==========    ========    ==========    ========    ==========

(4) INVESTMENTS

     Investments in fixed maturity securities carried at fair value of $3.2 million and $3.0 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                GROSS          GROSS
                                                              UNREALIZED     UNREALIZED
                                               AMORTIZED       HOLDING        HOLDING          FAIR
                    1995                          COST          GAINS          LOSSES         VALUE
- ---------------------------------------------  ----------     ----------     ----------     ----------
U.S. Treasury securities and obligations of
  U.S. government corporations and
  agencies...................................  $   71,182      $   1,696           --       $   72,878
Obligations of states and political
  subdivisions...............................   1,942,001         98,458       $1,625        2,038,834
Debt securities issued by foreign
  governments................................      30,270            152          550           29,872
                                               ----------       --------       ------       ----------
Investments available-for-sale...............   2,043,453        100,306        2,175        2,141,584
Short-term investments.......................      91,032             --           --           91,032
                                               ----------       --------       ------       ----------
          Total..............................  $2,134,485      $ 100,306       $2,175       $2,232,616
                                               ==========       ========       ======       ==========

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1995, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                                                                  AMORTIZED         FAIR
                                1995                                 COST          VALUE
    ------------------------------------------------------------  ----------     ----------
    Due in one year or less.....................................  $   99,894     $   99,984
    Due after one year through five years.......................     137,977        141,235
    Due after five years through ten years......................     287,441        300,560
    Due after ten years through twenty years....................   1,406,219      1,476,261
    Due after twenty years......................................     202,954        214,576
                                                                  ----------     ----------
    Total.......................................................  $2,134,485     $2,232,616
                                                                  ==========     ==========

                                                                GROSS          GROSS
                                                              UNREALIZED     UNREALIZED
                                               AMORTIZED       HOLDING        HOLDING          FAIR
                    1994                          COST          GAINS          LOSSES         VALUE
- ---------------------------------------------  ----------     ----------     ----------     ----------
U.S. Treasury securities and obligations of
  U.S. government corporations and
  agencies...................................  $   10,945      $      8       $    (519)    $   10,434
Obligations of states and political
  subdivisions...............................   1,839,566        25,809         (85,200)     1,780,175
Debt securities issued by foreign
  governments................................     103,666           400          (4,765)        99,301
                                               ----------       -------        --------     ----------
Investments available-for-sale...............   1,954,177        26,217         (90,484)     1,889,910
Short-term investments.......................      75,674            --              --         75,674
                                               ----------       -------        --------     ----------
          Total..............................  $2,029,851      $ 26,217       $ (90,484)    $1,965,584
                                               ==========       =======        ========     ==========

     In 1995, 1994 and 1993, proceeds from sales of investments in fixed maturity securities available-for-sale carried at fair value were $836.1 million, $550.5 million, and $789.0 million, respectively. For 1995, 1994 and 1993 gross gains of $36.3 million, $18.2 million and $36.1 million respectively, and gross losses of $5.5 million, $12.3 million and $1.0 million respectively, were realized on such sales.

     Net investment income of the Company is derived from the following sources (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1995         1994         1993
                                                         --------     --------     --------
    Income from fixed maturity securities..............  $112,684     $108,519     $ 97,121
    Income from short-term investments.................     8,450        2,479        3,914
                                                         --------     --------     --------
    Total investment income............................   121,134      110,998      101,035
    Investment expenses................................       736        1,170        1,115
                                                         --------     --------     --------
    Net investment income..............................  $120,398     $109,828     $ 99,920
                                                         ========     ========     ========

     As of December 31, 1995, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

(5) INCOME TAXES

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.6 percent in 1995, 21.3 percent in 1994 and 24.3 percent in 1993) is less than the corporate tax rate on ordinary income of 35 percent in 1995, 1994 and 1993.

                      FINANCIAL GUARANTY INSURANCE COMPANY

     Federal income tax expense (benefit) relating to operations of the Company for 1995, 1994 and 1993 is comprised of the following (in thousands):

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
    Current tax expense...................................  $28,913     $43,484     $59,505
    Deferred tax expense..................................   19,841       7,741      (7,284)
                                                            -------     -------     -------
    Federal income tax expense............................  $48,754     $51,225     $52,221
                                                            =======     =======     =======

     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1995         1994         1993
                                                         --------     --------     --------
    Income taxes computed on income before provision
      for federal income taxes, at the statutory
      rate.............................................  $ 82,821     $ 84,334     $ 75,101
    Tax effect of:
      Tax-exempt interest..............................   (30,630)     (30,089)     (27,185)
      Other, net.......................................    (3,437)      (3,020)       4,305
                                                         --------     --------     --------
    Provision for income taxes.........................  $ 48,754     $ 51,225     $ 52,221
                                                         ========     ========     ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):

                                                                        1995        1994
                                                                      --------     -------
    Deferred tax assets:
      Unrealized losses on fixed maturity securities,
         available-for-sale.........................................        --     $22,493
      Loss reserves.................................................  $  8,382      16,136
      Deferred compensation.........................................     5,735       9,685
      Tax over book capital gains...................................     1,069         365
      Other.........................................................     3,248       3,760
                                                                      --------     -------
    Total gross deferred tax assets.................................    18,434      52,439
                                                                      --------     -------
    Deferred tax liabilities:
      Unrealized gains on fixed maturity securities,
         available-for-sale.........................................    34,346          --
      Deferred acquisition costs....................................    33,204      31,825
      Premium revenue recognition...................................    32,791      24,674
      Rate differential on tax and loss bonds.......................     9,454       9,454
      Other.........................................................     7,810       9,126
                                                                      --------     -------
    Total gross deferred tax liabilities............................   117,605      75,079
                                                                      --------     -------
    Net deferred tax liability......................................  $ 99,171     $22,640
                                                                      ========     =======

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1995 and 1994. The company anticipates that the related deferred tax asset will be realized.

     Total federal income tax payments during 1995, 1994 and 1993 were $59.8 million, $10.1 million, and $29.4 million, respectively.

                      FINANCIAL GUARANTY INSURANCE COMPANY

(6) REINSURANCE

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $33.7 million that can be drawn on in the event of default.

     Effective January 1, 1993, the Company adopted the Emerging Issues Task Force Issue 93-6, "Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises" ("EITF 93-6"). EITF 93-6 requires that an asset be recognized by a ceding company to the extent a payment would be received from the reinsurer based on the contract's experience to date, regardless of the outcome of future events. To reflect the adoption of EITF 93-6 in the accompanying financial statements, an initial adjustment of $4.6 million, before applicable income taxes, has been reflected in the 1993 income statement.

     Net premiums earned are presented net of ceded earned premiums of $21.9 million, $39.0 million and $34.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.1 million, $0.3 million and $9.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

(7) LOSS AND LOSS ADJUSTMENT EXPENSES

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1995         1994        1993
                                                          --------     --------     -------
    Balance at January 1,...............................  $ 98,746     $ 96,098     $44,834
      Less reinsurance recoverable......................    14,472       14,168       5,128
                                                          --------     --------     -------
    Net balance at January 1,...........................    84,274       81,930      39,706
    Incurred related to:
         Current year...................................    26,681       15,133          --
         Prior years....................................    (1,207)        (437)       (756)
         Portfolio reserves.............................   (33,900)     (11,050)     43,650
                                                          --------     --------     -------
              Total Incurred............................    (8,426)       3,646      42,894
                                                          --------     --------     -------
         Paid related to:
         Current year...................................      (197)        (382)         --
         Prior years....................................    (5,515)        (920)       (670)
                                                          --------     --------     -------
              Total Paid................................    (5,712)      (1,302)       (670)
                                                          --------     --------     -------
    Net balance at December 31,.........................    70,136       84,274      81,930
      Plus reinsurance recoverable......................     7,672       14,472      14,168
                                                          --------     --------     -------
    Balance at December 31,.............................  $ 77,808     $ 98,746     $96,098
                                                          ========     ========     =======

     The changes in incurred portfolio reserves principally relate to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

                      FINANCIAL GUARANTY INSURANCE COMPANY

(8) RELATED PARTY TRANSACTIONS

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $3.2 million and $1.0 million in expenses were incurred in 1995, 1994 and 1993, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $1.3 million in 1995, $2.5 million in 1994, and $3.3 million in 1993.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written in 1995 and 1994 and 2 percent in 1993).

(9) COMPENSATION PLANS

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $7.5 million, $12.2 million and $16.7 million in 1995, 1994 and 1993, respectively, before deduction for related tax benefits.

(10) DIVIDENDS

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $2.1 million in 1995 and 1994, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1995 and 1994, the amount of the Company's surplus available for dividends was approximately $100.2 million and $89.3 million, respectively.

     During 1995, the company paid dividends of $25 million. No dividends were paid during 1994 or 1993.

(11) FINANCIAL INSTRUMENTS

  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

          Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

          Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

          Cash, Receivable for Securities Sold, and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

                      FINANCIAL GUARANTY INSURANCE COMPANY

     The estimated fair values of the Company's financial instruments at December 31, 1995 and 1994 are as follows (in thousands):

                                                                        1995                          1994
                                                              -------------------------     -------------------------
                                                               CARRYING         FAIR         CARRYING         FAIR
                                                                AMOUNT         VALUE          AMOUNT         VALUE
                                                              ----------     ----------     ----------     ----------
    Financial Assets
      Cash
        On hand and in demand accounts......................  $      199     $      199     $    1,766     $    1,766
      Short-term investments................................      91,032         91,032         75,674         75,674
      Fixed maturity securities.............................   2,141,584      2,141,584      1,889,910      1,889,910

          Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995 and between $518.1 million and $565.9 million compared to a carrying value of $585.1 million as of December 31, 1994.

  Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1995, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $98.7 billion, net of reinsurance of $20.7 billion. The Company's insured portfolio as of December 31, 1995 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

                      FINANCIAL GUARANTY INSURANCE COMPANY

     As of December 31, 1995, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                           NET
                                                                        PRINCIPAL
                                                                       OUTSTANDING
                                                                       -----------
            Municipal:
              General obligation.....................................   $43,308.2
              Special revenue........................................    38,137.9
              Industrial revenue.....................................     2,480.0
              Non-municipal..........................................    14,734.2
                                                                        ---------
                      Total..........................................   $98,660.3
                                                                        =========

     The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1995 by state, net of reinsurance, was as follows (in millions):

                                                                           NET
                                                                        PRINCIPAL
                                                                       OUTSTANDING
                                                                       -----------
            California...............................................   $10,440.2
            Florida..................................................     8,869.3
            Pennsylvania.............................................     8,653.4
            New York.................................................     7,706.7
            Illinois.................................................     5,697.5
            Texas....................................................     5,478.7
            New Jersey...............................................     4,181.9
            Michigan.................................................     3,385.9
            Arizona..................................................     2,776.9
            Ohio.....................................................     2,327.7
                                                                        ---------
            Sub-total................................................    59,518.2
            Other states and International...........................    39,142.1
                                                                        ---------
                      Total..........................................   $98,660.3
                                                                        =========

(12) COMMITMENTS

     Total rent expense was $2.2 million, $2.6 million and $2.4 million in 1995, 1994 and 1993, respectively. For each of the next five years and in the aggregate as of December 31, 1995, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

                                       YEAR                              AMOUNT
            -----------------------------------------------------------  -------
            1996.......................................................  $ 2,297
            1997.......................................................    2,909
            1998.......................................................    2,909
            1999.......................................................    2,909
            2000.......................................................    2,909
            Subsequent to 2000.........................................    2,911
                                                                         -------
                      Total minimum future rental payments.............  $16,844
                                                                         =======